ASIAN MARKETING AGREEMENT

        Agreement entered into with effect from April 1, 1995 by and between, Hosokawa Micron Corporation, a Japanese corporation, with an office at 5-14, 2-chome, Kawaramachi Chuo-ku, Osaka 541, Japan (hereinafter referred to as "HMC") and HMI Unternehmens-Holding GmbH, a German limited liability company, with its offices at Peter-Dorfler-Strasse 13-15, 86199 Augsburg, Germany (hereinafter referred to as "HOLDING"), representing Hosokawa Alpine AG, a German stock corporation with its offices at Peter-Dorfler-Strasse 13-15, 86199 Augsburg, Germany and Hosokawa Bepex GmbH, a German limited liability company with its offices at Daimlerstrasse 8, 74211 Leingarten, Germany.

        WHEREAS, HOLDING is engaged indirectly through subsidiaries in the manufacture and sale of a wide range of powder processing equipment and systems and plastics extrusion equipment and systems and spare and replacement parts for these products (hereinafter referred to as "Products"); and,

        WHEREAS, in accordance with numerous agreements and arrangements, HMC is responsible for the sale of Products in Asia, defined to include all countries east of India, including China and the new republics of the former USSR, but excluding only Japan, Australia and New Zealand; and,

        WHEREAS, HMC, over the years, has established a significant presence in Asia through the HMC International Sales Department, which department is engaged in the marketing of products and services manufactured by HMC; and,

        WHEREAS, HMC has been engaged, to a significantly lesser than anticipated extent, in the promotion of Products due to the fact that income resulting from the existing agreements and arrangements have not justified additional market penetration expenses by HMC; and

        WHEREAS, HOLDING recognizes that additional Asian market opportunities may exist, wishes to expand the sales of Products in Asia and is prepared to make additional market penetration investments; and,

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        WHEREAS, HOLDING wishes to more fully capitalize on the marketing expertise and presence of HMC's International Sales Department (ISD), and HMC has agreed to place this department at the disposal HOLDING to further sales of Products in Asia; and,

        WHEREAS, HOLDING has agreed to accept the HMC offer and use the ISD to advance its sales objectives,

        NOW WHEREFORE, in consideration of the mutual agreements, consideration and understands among the parties, it is agreed that:

     1. All agreements, arrangements, understandings and policies, including, but not limited to, all licensing agreements, between HMC and HOLDING and their respective divisions and subsidiaries, which prohibit, restrict, limit or otherwise control or interfere with the sale and marketing by HOLDING of Products in Asia are suspended.

     2. HOLDING through its respective subsidiaries, may engage directly in the marketing and sale of Products in Asia, utilizing the services of ISD and any other parties.

     3. ISD will provide approximately 20% of its facilities and capacity for the promotion of Products. In consideration for the suspension of all HMC rights in Asia and the additional efforts of ISD, it is agreed that HOLDING shall pay to HMC twenty percent (20%) of the HMC fiscal year costs for the ISD operation, but not to exceed US dollars four hundred thousand ($400,000). Cost is to be determined in accordance with generally accepted US accounting principles consistently applied.

     4. Payment shall be made to HMC in US dollars within 60 days after the end of the fiscal periods ending March 31 and September 30, and based on invoices with supporting documentation provided by HMC. HOLDING and HMC, shall provide whatever information is necessary to accurately reflect invoice amounts, as the parties may reasonably request, and, each party shall maintain such records and supporting information for a period of not less than two years, during which ime any party, at their expense, is free to conduct, or have conducted, an audit of any other

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          party during regular business hours and upon not less than 30 days notice.

    5. This Agreement shall be effective from April 1, 1995 and shall continue in effect through September 30, 1995 and shall automatically be renewed for six-month terms unless cancelled by either party upon not less than thirty (30) days written notice prior to any anniversary of the Agreement.

    6. This Agreement is in the English language and all invoices and other documentation provided to any of the parties to this Agreement shall be in the English language.

    7. This Agreement shall be governed by and interpreted under the laws of Germany and all parties agree to the jurisdiction of the courts of Augsburg, Germany to resolve any disputes.

        IN WITNESS WHEREFORE the parties have executed this Agreement on the 26th day of April, 1995, but with effect from the date above first written.

                                                   HOSOKAWA MICRON CORPORATION
                                                   (HMC)

                                                   By /s/ Koichiro Miyoshi

                                                   HMI UNTERNEHMENS-HOLDING GmbH
                                                   (HOLDING)

                                                   By /s/ Isao Sato

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                            ASIAN MARKETING AGREEMENT

        Agreement entered into with effect from October 1, 1994 by and among, Hosokawa Micron Corporation, a Japanese corporation, with an office at 5-14, 2-chome, Kawaramachi Chuo-ku, Osaka 541, Japan (hereinafter referred to as "HMC"), Hosokawa Micron International Inc, a Delaware corporation, with an office at 780 Third Avenue, New York, New York USA (hereinafter referred to as "HMII") and Hosokawa Micron International BV, a Dutch corporation, with an office at World Trade Canter, Strawinskylaan 249, Amsterdam, The Netherlands (hereinafter referred to as "HMI BV").

          WHEREAS, HMII is engaged directly and indirectly through divisions and subsidiaries in the manufacture and sale of a wide range of powder processing equipment and systems, air pollution control equipment and systems, filter media products for the air pollution control OEM and after markets and plastics extrusion equipment and systems and spare and replacement parts for these products (hereinafter referred to as "Products"); and,

          WHEREAS, HMI BV is engaged indirectly through numerous subsidiaries in the manufacture and sale of Products; and

          WHEREAS, in accordance with numerous agreements and arrangements, HMC is responsible for the sale of Products in Asia, defined to include all countries east of India, including China and the new republics of the former USSR, but excluding only Japan, Australia and New Zealand; and,

          WHEREAS, HMC, over the years, has established a significant presence in Asia through the HMC International Sales Department, which department is engaged in the marketing of products and services manufactured by HMC and to a significantly lesser extent, in the promotion of Products; and,

          WHEREAS, HMII and HMI BV wish to attempt to directly expand the sales of Products in Asia, having seen that the current arrangements do not appear to have optimized market penetration; and,

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          WHEREAS, HMC recognizes that additional Asian market opportunities may exist and wishing to more fully capitalize on the marketing expertise and presence of its International Sales Department (ISD), wants to encourage sales of HMII and HMI BV Products in Asia, has agreed to place this department at the disposal of HMII and HMI BV to further sales of Products in Asia; and,

          WHEREAS, HMII and HMI BV have agreed to accept the HMC offer and use the ISD to advance their sales objectives,

          NOW WHEREFORE, in consideration of the mutual agreements, consideration and understands among the parties, it is agreed that:

          1. All agreements, arrangements, understandings and policies, including, but not limited to, all licensing agreements, among HMC, HMII, and HMI BV and their respective divisions and subsidiaries, which prohibit, restrict, limit or otherwise control or interfere with the sale and marketing by HMII and HMI BV of Products in Asia are suspended.

          2. HMII and HMI BV directly, and through their respective divisions and subsidiaries, may engage directly in the marketing and sale of Products in Asia, utilizing the services of ISD and any other parties, without the need to obtain any approvals or consents from HMC.

          3. ISD will provide approximately 300% of its facilities and capacity for the promotion of Products. In consideration for the suspension of all HMC rights in Asia, it is agreed that HMII and HMI BV shall pay to HMC thirty percent (30%) of the HMC fiscal year costs for the ISD operation, but not to exceed US dollars six hundred thousand ($600,000). Cost is to be determined in accordance with generally accepted US accounting principles consistently applied.

          4. Payment of this fee shall be apportioned between HMII and HMI BV, using a formula of combined total HMII and HMI BV division and subsidiary sales over sales for HMI BV and its directly and indirectly owned subsidiaries for HMI BV and combined total HMII and HMI BV division and subsidiary sales over sales for HMII and its divisions and

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               selected subsidiaries, including only sales of Hosokawa Bepex
               Corp, Hosokawa Americas Inc., and Hosokawa Micron Limited of Canada, for HMII multiplied by thirty percent of the cost of ISD, not to exceed six hundred thousand dollars ($600,000).

               Payment shall be made to HMC in US dollars within 60 days after the end of the fiscal periods ending March 31 and September 30, and based on invoices with supporting documentation provided by HMC. HMII, HMI BV, and HMC, shall provide whatever other information is necessary to accurately reflect invoice amounts, as the parties may reasonably request, and, each party shall maintain such records and supporting information for a period of not less than two years, during which time any party, at their expense, is free to conduct, or have conducted, an audit of any other party during regular business hours and upon not less than 30 days notice. Notwithstanding the above, in order to compensate HMC for the initial out-of-pocket costs to implement this arrangement, during the first year of this Agreement, HMII and HMI BV agree to the invoice of five hundred thousand dollars ($500,000) of the annual fee for the period ending March 31, 1995, with the balance of the first year fee to be invoiced at September 30, 1995.

          5. HMII and HMI BV shall be credited with all amounts paid or for which they are liable for activities engaged in by HMII and HMI BV and their listed divisions and subsidiaries under any and all of the agreements, arrangements, and undertakings which are suspended, under terms of this Agreement, which liabilities were incurred for transactions effected on or after, October 1, 1994.

          6. This Agreement shall be effective from October 1, 1994 and shall continue in effect for the one-year period ending on September 30, 1995 and shall automatically be renewed for one-year terms unless cancelled by either party upon not less than thirty (30) days written notice prior to any anniversary of the Agreement.

          7. This Agreement is in the English language and all invoices and other documentation provided to any of the parties to this Agreement shall be in the English language.

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          8.   This Agreement shall be governed by and interpreted under the laws of the State of New York and all parties agree to the jurisdiction of the courts of New York to resolve any disputes.

        IN WITNESS WHEREFORE the parties have executed this Agreement on the 26th day of April, 1995, but with effect from the date above first written.

                                             HOSOKAWA MICRON CORPORATION
                                             (HMC)

                                             By /s/ Koichiro Miyoshi

                                             HOSOKAWA MICRON INTERNATIONAL INC.
                                             (HMII)

                                             By /s/ William Brennan


                                             HOSOKAWA MICRON INTERNATIONAL B.V.
                                             (HMI BV)

                                             By /s/ Isao Sato

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